SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported)  MAY 12, 2000
                                                ---------------



               1ST MIRACLE GROUP, INC., F/K/A K-9 PROTECTION, INC.
               ---------------------------------------------------
              Exact name of Registrant as specified in its Charter)


                                     NEVADA
                                     -------
                 (State of other jurisdiction of incorporation)


     0-27007                                          88-047481
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Commission File No.                          I.R.S. Employer Identification



8730 Sunset Boulevard, Penthouse East
WEST HOLLYWOOD, CALIFORNIA                                    90069
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Address of principal executive offices                        Zip Code


(310) 360-7490
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Registrant's telephone number,
including area code

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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  (a) The Registrant's ("Company's") Board of Directors, on May 12, 2000, dismissed its Auditors, Berg & Company LLP, as a result of a disagreement with its former Auditors issuing a qualification in their Auditors' Report for the Company's fiscal year ended April 30, 1999.

                  (b) The Board of the Company elected to retain special consultants, Goldstein and Morris Certified Public Accountants, P.C. to review the qualification contained in the Berg & Company LLP Report. The special consultants' findings determined that the qualification was not in accordance with Statement of Auditing Standards, SAS No. 58 (AU 508). A copy of the special consultants' findings was transmitted to the former Auditors, and the Company has not received any response from its former Auditors concerning the special consultants' findings.

                  The qualification in the prior Auditors' Report resulted in the Company engaging the services of the special consultants on May 12, 2000 to act as the Company's regular Auditors to re-audit the fiscal year ended April 30, 1999 to remove the qualification in the former Auditors' Report. Additionally, the new Auditors, Goldstein and Morris, have been engaged to audit the Company's financial statement for the fiscal year ended April 30, 2000.

                  The Goldstein and Morris findings letter is annexed hereto and marked exhibit 1. A copy of the within 8-K Report has been provided to Berg & Company LLC and to Goldstein and Morris Certified Public Accountants, P.C.

                                    EXHIBITS

         (1)      Copy of Goldstein and Morris findings letter to the Company.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    West Hollywood, CA
          May 17, 2000


                                                     1ST MIRACLE GROUP, INC.,
                                                     F/K/A K-9 PROTECTION, INC.
                                                     --------------------------
                                                           (Registrant)


                                                     /S/
                                                     -----------------------
                                                     ANTHONY J. CATALDO
                                                     Chief Executive Officer





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